UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 13, 2013

(Date of earliest event reported)

VISTA GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada

(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operation and Financial Condition

On March 13, 2013, the registrant provided an overview of the Company’s recent operating highlights and selected financial results for the year ended December 31, 2012.  The Company’s full financial results can be found in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian securities regulatory authorities on March 14, 2013.

Recent Highlights Include:

•                  Completed the resource conversion drilling program at the Mt. Todd gold project;

•                  Continued building the Mt. Todd development team by appointing Brent Murdoch as General Manager;

•                  Completed an updated resource estimate for the Guadalupe de los Reyes gold/silver project based on the Company’s completed drilling program;

•                  Completed a Preliminary Economic Assessment on the Guadalupe de los Reyes gold/silver project;

•                  Held analyst days in Toronto and New York where Vista’s senior management team provided the market  an in-depth review of  the technical and development work conducted at the Mt. Todd gold project over the previous six years; and

•                  Completed a public offering of units raising gross proceeds of $11.5 million.

Frederick H. Earnest, President and Chief Executive Officer, commented, “The market for gold equities since the beginning of the fourth quarter of last year has been extraordinarily challenging, with the GDXJ trading down over 34%.  Despite the difficult markets, the Company is currently adequately financed and we are implementing steps to make sure we remain so.  Although we had intended to complete a Preliminary Feasibility Study (“PFS”) on the Mt. Todd gold project earlier this year, present market conditions have given us reason to re-evaluate our development strategy.  Previous studies indicated that a larger project would be optimal, but we are currently focusing our analysis on defining a project that limits CapEx and maximizes operating margins, to the extent possible.  We expect completion of a PFS within the next two months and will discuss our plans for the Mt. Todd gold project PFS in further detail during the conference call on Thursday after the market close.”

Summary of 2012 Financial Results

We reported a net loss of $70.7 million or $0.95 per share for the year ended December 31, 2012.  This includes an unrealized $50.4 million mark-to-market loss on our investment in Midas Gold Corp. (“Midas”), partly offset by a $20.1 million deferred tax benefit substantially related to this loss and a $6 million impairment of mill assets that had originally been purchased for use at the Los Cardones gold project.  The mill assets are now held for sale.  During the year ended December 31, 2011, we reported net income of $51.5 million, or $0.75 per share.  The 2011 results included a $77.8 million unrealized gain on the disposal of our Yellow Pine gold project, and a $37.3 million unrealized mark-to-market gain on our investment in Midas, which was also partly offset by a $35.5 million deferred tax expense substantially related to these gains.

Project expenditures at the Mt. Todd gold project, the Guadalupe de los Reyes gold/silver project, and at our corporate headquarters were in line with expectations.

In December 2012, we realized net proceeds of $10.2 million from a public equity offering. Our working capital at December 31, 2012 totaled approximately $60.3 million, including cash of approximately $18.3 million.  Working capital at the end of 2011 totaled $16.9 million.  The increase in working capital resulted from the reclassification of our investment in Midas from long-term to current assets, as the few remaining restrictions on our ability to sell our Midas stock expire in July 2013.

To review the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, including the related Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the fiscal year ended December 31, 2012 and to discuss corporate and project activities is scheduled for Thursday, March 14, 2013 at 2:30p.m. MDT.

Toll-free in North America: 1-866-443-4188

International:  416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/custom_events/vistagold-20130314/site/

This call will be archived and available at www.vistagold.com after March 14, 2013.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 394973.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager — Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01  Regulation FD

On March 13, 2013, the Registrant issued a press release providing an overview of the Company’s recent operating highlights and selected financial results for the year ended December 31, 2012.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1        Press Release dated March 13, 2013*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP.
(Registrant)

Dated: March 15, 2013	By:	/s/John F. Engele
John F. Engele
Chief Financial Officer